Exhibit 99.1

Magna Entertainment Corp.

337 Magna Drive

Aurora, Ontario,

Canada  L4G 7K1

Tel (905) 726-2462

Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP. ANNOUNCES IT WILL NOT FILE 2008 ANNUAL REPORT
AND ADOPTION OF ALTERNATIVE REPORTING WHILE UNDER BANKRUPTCY PROTECTION

Aurora, ON, March 26, 2009 – Magna Entertainment Corp. (“MEC” or the “Company”) announced today that it will not be filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, nor will it be filing quarterly reports on Form 10-Q, with the U.S. Securities and Exchange Commission (the “SEC”) or the Canadian securities regulators during the period it continues to operate its business as a debtor in possession under the U.S. Bankruptcy Code. MEC’s inability to file these materials is attributable to the circumstances of MEC’s ongoing court-supervised restructuring process under Chapter 11 of the U.S. Bankruptcy Code. In particular, the expense and effort involved in complying with annual and quarterly reporting requirements cannot, in the opinion of the Company, be justified in light of MEC’s current operational and financial situation. MEC filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code on March 5, 2009 and currently operates its business as a debtor in possession. On March 5, 2009, MEC also sought and obtained recognition of the Chapter 11 proceedings from the Ontario Superior Court of Justice under section 18.6 of the Companies’ Creditors Arrangement Act in Canada.

As a means of keeping the public informed of its financial condition during the remainder of the bankruptcy case, MEC will file monthly reports required to be filed with the U.S. Bankruptcy Court under cover of Form 8-K with the SEC and the Canadian securities regulators as well as any other disclosure required by Form 8-K. MEC also intends to comply with the alternative information guidelines as set out in National Policy 12-203 of the Canadian securities regulators throughout the default period. In that regard, MEC will issue default status reports in the form of news releases that include information relating to material changes in the information contained in this news release and material information concerning MEC’s affairs that has not been generally disclosed.

Further information about the Chapter 11 filing is available on MEC’s website at www.magnaent.com/restructuring.

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as “forward-looking statements”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario). Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the Company’s ability to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate a plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the Chapter 11 proceedings and they will not interfere with the Company’s ability to develop and consummate a plan of reorganization; the Company will be able to adequately manage any potential adverse effects of the Chapter 11 proceedings on MEC’s liquidity or results of operations.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: 905-726-7493, www.magnaent.com